TERMINATION OF STOCK TRANSFER AND
                          REGISTRATION RIGHTS AGREEMENT

     This Termination of Stock Transfer and Registration Rights Agreement (this "Agreement") dated this 2nd day of June, 1998, is between Century Casinos, Inc., a Delaware corporation ("Century"), and James A. Gulbrandsen ("Gulbrandsen").

                                    Recitals

     By a Stock Transfer and Registration Rights Agreement dated July 1, 1996 (the "Stock Transfer and Registration Rights Agreement"), Century agreed to issue and deliver to Gulbrandsen on July 1, 1998 530,000 shares of common stock of Century (the "Shares") in full payment for purchase of Gulbrandsen's ownership interest in Chysore, Inc.'s management agreement with Gold Creek Associates, L.P.

     Century and Gulbrandsen have agreed that, in lieu of issuance of the Shares to Gulbrandsen, Century will pay Gulbrandsen $75,000.00 in cash and a Promissory
Note in the principal amount of $705,000.00 in the form attached hereto (the "Note").

                                    Agreement

     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and conditions contained herein, the parties agree as follows:

     Termination of Stock Transfer and Registration Rights Agreement. The Stock Transfer and Registration Rights Agreement is hereby terminated and shall no longer be of any force and effect.

     Consideration for Termination. In consideration of the termination of the Stock Transfer and Registration Rights Agreement, Century hereby (i) pays Gulbrandsen $75,000.00 by certified or bank cashier's check and (ii) issues to Gulbrandsen the Note.

     Mutual Release of Claims. In consideration of the foregoing, Century and Gulbrandsen, for themselves and their respective representatives, heirs, agents, affiliates, and assigns, hereby release each other from any and all claims, liabilities, losses or damages relating to or arising out of the Stock Transfer and Registration Rights Agreement.

     Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Governing Law. This Agreement shall be deemed to be an agreement made under the laws of the State of Colorado and for all purposes shall be governed by and construed in accordance with such laws.


179275.1

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                                  CENTURY CASINOS, INC.


                                                  By: /s/ Norbert Tuefelberger
                                                          ----------------------
                                                    Name: Norbert Tuefelberger
                                                   Title: Director and Secretary

                                                      /s/ James Gulbrandsen
                                                          ----------------------
                                                          James A. Gulbrandsen


179275.1